Comprehensive In Vivo Nonclinical Safety Assessment of NSI-189, a Small Molecule New Chemical Entity for the Treatment of Major Depressive Disorder

Grace Furman[1], Ron Christopher[2], and Karl Johe[3]
[1]Paracelsus, Inc., San Diego, CA; [2]CPC, LLC, San Diego, CA; [3]Neuralstem, Inc., Germantown, MD

ABSTRACT

NSI-189, a benzylpiperizine-aminiopyridine, is a small molecule new chemical entity that stimulates neurogenesis of human hippocampus-derived neural stem cells in vitro and stimulates neurogenesis in mouse hippocampus in vivo. NSI-189's neurogenic effect is highly specific in the hippocampus and subventricular zone, the two well-known neurogenic regions in the adult central nervous system. NSI-189 has completed a Phase 1a single-dose pharmacokinetic study in healthy subjects and a Phase 1b randomized, double blind, placebo controlled, multiple-dose escalation study in depressed patients (Fava *et al.*, 2016). In the Phase 1b trial, NSI-189 was found to promote neurogenesis and exert strong anti-depression effects in MDD patients. A 12-week Phase 2 trial evaluating NSI-189 in patients with major depressive disorder is currently in progress. This poster provides an overview of nonclinical safety (safety pharmacology and general toxicology) studies conducted to support early clinical development of NSI-189.

In a core battery of safety pharmacology studies, no test article-related clinical observation or functional observational battery finding were noted in CD-1 mice administered acute oral dose of ≤500 mg/kg NSI-189. Decreased body temperature was noted at 30 and 90 minutes post-dose at 500 mg/kg and returned to baseline by 3 hours post-dose. In telemeterized Beagle dogs, acute oral administration of 100, 250 or 400 mg/kg NSI-189 resulted in slightly increased heart rate, associated shortening of the RR, PR and QT intervals, and a slightly increased respiratory frequency at 250 and 400 mg/kg. NSI-189 produced no effects on arterial blood pressures (diastolic, systolic, and mean arterial pressure), pulse pressure, body temperature, QRS complex, QTcV interval or tidal volume at any dose level evaluated, while minute volume was slightly increased at 400 mg/kg. ECG waveforms recorded from NSI-189-treated animals remained qualitatively within normal limits. The hERG IC_{50} value for NSI-189 was 14.5 µM. In definitive 28-day repeat-dose toxicity and toxicokinetic studies, the NOAELs for NSI-189 in mice and dogs were 250 and 100 mg/kg/day, respectively. In mice, adverse neurological effects (clinical observations) and mortality were observed at 500 mg/kg/day. No clinical and/or anatomic pathology indications of target organs toxicity were identified at any NSI-189 dose level evaluated. In dogs, one or more adverse neurobehavioral observations consisting of impaired muscle coordination, impaired equilibrium, continuous tremors, intermittent and/or continuous convulsions, twitching, excessive head shaking, nystagmus, rigid muscle tone, sternal recumbency, prostrate position, decreased activity, hypoactivity, and hyper reactivity to touch were noted at doses above the 100 mg/kg/day NOAEL. Test article-related effects at the NOAEL were limited to non adverse clinical observations, modest changes in select clinical pathology parameters, decreased thymus weights with associated thymic lymphoid depletion, and increased pituitary weights (males only) without any correlating microscopic findings. In a definitive 26-week chronic toxicity study in mice, the NOAEL for NSI-189 was 250 mg/kg/day (unchanged from the 28-day NOAEL in mice). Adverse neurobehavioral effects (clinical observations), transient reduction in body weight (Day 126 only), and non-adverse adaptive increments in liver weight (absolute and relative) were observed at 500 mg/kg/day. No clinical and/or anatomic pathology indications of target-organ toxicity were identified in mice at any NSI-189 dose level evaluated. In an on going 39-week chronic toxicity study in dogs, no mortality/moribundity was noted when NSI-189 was administered once-daily at dosage levels of 50, 100 and 250 mg/kg/day for 20 weeks. Test article-related effects through Week 20 included generally dose-responsive clinical observations of tremors, impaired equilibrium, fecal observations and emesis, decreased body weights in males at 250 mg/kg/day, and alterations in hematology or serum chemistry parameters at 100 and/or 250 mg/kg/day.

METHODS

NSI-189 was assessed in a series of nonclinical safety studies outlined in Table 1. The clinically-relevant route (oral) and schedule (daily) of administration was used in all in vivo studies. The mouse (CD-1) and dog (Beagle) were selected as the rodent and nonrodent toxicology species, respectively, for the NSI-189 nonclinical safety program on the basis of an in vitro metabolism study which indicated that metabolism of NSI-189 in mouse and dog hepatocytes is qualitatively comparable to that in human hepatocytes (Pritchett J, 2009).

Dose range-finding and definitive studies were conducted by various Contract Research Organizations (CROs) on behalf of Neuralstem, Inc. Studies employed customary methodologies and included standard rodent/nonrodent ante- and/or post-mortem assessments. For toxicology studies, histopathological examinations in both species were conducted using routine H&E staining. In the definitive 28-day mouse and dog toxicity studies, immunohistochemistry (IHC) staining was performed on the following paraffin-embedded tissues from high-dose and control animals at the primary necropsy for enumeration of Ki67-positive cells by two-dimensional morphometric analysis. Labeling index (LI), as defined by Ki-67 immunohistochemical staining, was determined to evaluate cell proliferation in the following tissues:

- Brain - Cerebrum level 1
- Brain - Cerebrum level 2 (Hippocampus)
- Brain - Cerebrum with Medulla/Pons
- Gastrointestinal tract - esophagus
- Gastrointestinal tract - stomach
- Gastrointestinal tract - jejunum
- Gastrointestinal tract - cecum
- Bone with marrow - sternum
- Testes
- Liver

Reversibility, persistence or progression of test article-related effects was assessed in all definitive repeat-dose toxicity studies following 28 days of treatment-free recovery. Systemic exposure to NSI-189 was evaluated in all definitive studies using fully-validated bioanalytical methods.

The NSI-189 nonclinical safety program was designed to be consistent with guidance provided in applicable International Conference on Harmonisation (ICH) guidelines. Definitive studies were conducted in compliance with US FDA Good Laboratory Practice (GLP) regulations (21 CFR 58).

The studies summarized in this presentation have been submitted to the US Food and Drug Administration, Division of Psychiatry Products (DPP) in support of initial (first-in-human) and on-going US clinical trials with NSI-189 in human subjects.

Table 1. Overview of NSI-189 Nonclinical Safety Program

Type of Study	Species and Strain	Method of Administration	Duration of Dosing	Doses (mg/kg)[a]	GLP Compliance	Testing Facility
SAFETY PHARMACOLOGY STUDIES						
Central Nervous System	Mouse (CD-1)	Oral (gavage)	Once	0, 100, 250 and 500	Yes	WIL Research Laboratories, LLC (Ashland, OH)
Cardio-Respiratory System	Dog (Beagle[b])	Oral (gavage)	Once	0, 100, 250 and 400	Yes	WIL Research Laboratories, LLC (Ashland, OH)
Cardiovascular	CHO cell line stably transfected with hERG cDNA	In vitro	Various	3 trials/concentration	Yes	ChanTest Corporation (Cleveland, OH)
GENERAL TOXICOLOGY STUDIES						
Single-Dose Toxicity	Mouse (CD-1)	Oral (gavage)	Once	125, 250, 500, 1000, 1500, 2000	No	Explora BioLabs, Inc. (San Diego, CA)
	Dog (Beagle)	Oral (gavage)	Once	35, 105, 150, 225, 350, 500	No	WIL Research Laboratories, LLC (Ashland, OH)
Repeat-Dose Toxicity	Mouse (Crl:CD-1)	Oral (gavage)	7 Days	0, 30, 100, 300	No	WIL Research Laboratories, LLC (Ashland, OH)
	Mouse (Crl:CD-1)	Oral (gavage)	28 Days	0, 100, 250, 500	Yes	WIL Research Laboratories, LLC (Ashland, OH)
	Mouse (Crl:CD-1)	Oral (gavage)	6 Months	0, 50, 100, 250, 500	Yes	Biotox Sciences (San Diego, CA)
	Dog (Beagle)	Oral (gavage)	7 Days	0, 30, 100, 300	No	WIL Research Laboratories, LLC (Ashland, OH)
	Dog (Beagle)	Oral (gavage)	28 Days	0, 100, 250, 500/400[c]	Yes	WIL Research Laboratories, LLC (Ashland, OH)
	Dog (Beagle)	Oral (gavage)	126 Days	0, 50, 100, 250	Yes	Biotox Sciences (San Diego, CA)
	Dog (Beagle)	Oral (gavage)	39 Weeks *(study in progress)*	0, 50, 100, 250	Yes	WIL Research Laboratories, LLC (Ashland, OH)

a Doses expressed as mg/kg body weight, unless otherwise noted. For pivotal repeat-dose toxicity studies, the NOAEL (No Observed Adverse-Effect Level) is underlined.

b Animals were previously implanted with TL11M2-D70-PCT radiotelemetry transmitters with arterial pressure and ECG waveform and body temperature capabilities. Respiratory activity was measured by use of a pneumotachograph to detect the flow of air in and out of a helmet system in response to the animal's respiratory excursions.

c Due to intolerance, the high dose level was reduced from 500 mg/kg/day to 400 mg/kg/day on study Day 3 (males) or Day 9 (females).

RESULTS

1 Safety Pharmacology Program

Central Nervous System:

- No findings were observed in clinical observations or in the Irwin battery of tests evaluated in mice administered single oral doses of NSI-189 (100, 250 or 500 mg/kg). At the 500 mg/kg high-dose level, significantly decreased mean body temperatures were recorded at 30 minutes post-dose (-4.1 °C vs. control) and at 90 minutes post-dose (-1.2 °C vs. control); body temperature had returned to baseline by 3 hours post-dose.

Cardio-Respiratory System:

- Acute oral administration of NSI-189 to telemetered dogs at dose levels of 100, 250 or 400 mg/kg resulted in emesis within 3 hours of dosing at all dose levels. Administration of NSI-189 at 250 and 400 mg/kg resulted in slightly higher heart rate, associated shortening of RR, PR, and QT intervals, and a slightly higher respiratory frequency. Administration of 400 mg/kg NSI-189 resulted in a slightly higher minute volume. NSI-189 produced no effects on arterial blood pressures (diastolic, systolic, and mean arterial pressure), pulse pressure, body temperature, QRS complex, QTcV interval, or tidal volume at any dose administered. All ECG waveforms of NSI 189-dosed animals remained qualitatively within normal limits.
- An IC_{50} value of 14.5 µM was identified for NSI-189 in a manual patch clamp hERG assay conducted at near physiologic temperature.

Conclusions:

- A series of studies representing the Core Battery of safety pharmacology studies described in the International Conference on Harmonisation (ICH) S7A and S7B Tripartite Guidelines was conducted to investigate the effects of NSI-189 on vital physiological functions. No functional changes in vital organs or systems which are likely to be of importance in clinical testing of NSI-189 were identified.
- Although systemic exposure was not assessed in either the CNS or cardiovascular/respiratory safety pharmacology studies, exposures achieved at the highest dose levels employed in these studies (which employed male animals only) can be estimated from systemic exposures achieved on the first day of dosing (Day 0) in the definitive 28-day toxicity studies.
    - In the 28-day mouse study, Day 0 systemic exposures (C_{max} and AUC_{last}) in males at the 500 mg/kg/day high-dose level were 20,233 ng/mL and 13,751 ng·h/mL, respectively.
    - In the 28-day dog study, Day 0 systemic exposures (C_{max} and AUC_{last}) in males at the 500 mg/kg/day high-dose level were 16,933 ng/mL and 73,001 ng·h/mL, respectively. These systemic exposures are likely to exceed those achieved in the dog telemetry study since the high-dose level used in the telemetry study (400 mg/kg) was selected after dose reduction for high-dose dogs in the toxicity study (from 500 mg/kg/day to 400 mg/kg/day) had been implemented due to intolerance noted in the high-dose group during the first week of the dosing phase. Therefore, Day 0 exposures achieved in males at the 250 mg/kg/day mid-dose level in the 28-day dog toxicity study (C_{max} = 14,950 ng/m; AUC_{last} = 85268 ng·h/mL) can be used to conservatively represent exposures achieved in the dog telemetry study.
- The lack of compound-related effects on the QTcV interval in telemetered animals is consistent with the lack of noteworthy ECG findings in the 23-day dog toxicity study and also consistent with the 14.5 µM IC_{50} value calculated for the inhibitory effect of NSI-189 on hERG potassium current. The maximum plasma concentrations of NSI-189 achieved in the telemetry study can be conservatively estimated at 32 µM total (bound + free) and 0.13 µM free (assuming 99.6% plasma protein binding). Taken together, the results from the in vitro and in vivo studies conducted with NSI-189 indicate no adverse hemodynamic, electrocardiographic or respiratory at maximum plasma concentrations up to 16,933 ng/mL (36.5 µM).

2 IND-Enabling Toxicology Program

Studies in Mice:

- In a single-dose toxicity study conducted with NSI-189 doses up to 2000 mg/kg, a maximum tolerated dose (MTD) of 1000 mg/kg was identified; lethality was noted (in females only) at dose levels >1000 mg/kg. Noteworthy clinical observations at dose levels ≥500 mg/kg included tremor, loss of motor function and convulsion, which generally resolved within 3 hours post-dose.
- In a repeat-dose range-finding study, once-daily oral administration of 30, 100 or 300 mg/kg/day NSI-189 for 7 consecutive days was well-tolerated. At 300 mg/kg/day, possible test article-related effects were limited to dried yellow material around the mouth, hepatic glycogen depletion, and minimal seminiferous tubule degeneration in the males.
- In a definitive 28-day repeat-dose toxicity and toxicokinetic study (0, 100, 250 and 500 mg/kg/day NSI-189), the NOAEL for NSI-189 was considered to be 250 mg/kg/day.
    - Steady state systemic exposure (AUC_{last} and C_{max}) at the NOAEL was 2007 ng·h/mL and 1832 ng/mL, respectively, for males and 1765 ng·h/mL and 1786 ng/mL, respectively, for females.
    - At 500 mg/kg/day, adverse neurological effects (clinical observations) and mortality were observed.
    - No clinical and/or anatomic pathology indications of target organs toxicity were identified in either sex at any NSI-189 dose level evaluated.
    - Ki-67 labeling (immunohistochemical) studies demonstrated that administration of 500 mg/kg/day NSI-189 was not associated with any significant increases in proliferating cells within the cerebrum, cerebellum, gastric mucosa, cecal mucosa, deep jejunal mucosa (containing the crypt glands), liver, testes, or bone marrow.
        - At 500 mg/kg/day, a statistically significant increase in the number of proliferating (Ki 67-positive) cells was noted in the esophageal mucosa of NSI-189-treated versus vehicle-treated male mice. However, a lower number of proliferating cells was observed in the esophageal mucosa of NSI-189-treated female mice when compared with control group mice. Therefore, the test article-relatedness of the increased labeling index noted in the esophageal mucosa of NSI-189-treated male mice was uncertain.

Studies in Dogs:

- In a single-dose toxicity study conducted with NSI-189 doses up to 500 mg/kg, maximum tolerated dose (MTD) values of 350 and 500 mg/kg were identified for males and females, respectively. Systemic toxicity was characterized by mild to severe clinical findings (including adverse neurobehavioral observations), slight body weight losses, and/or decreased food consumption.
- In a repeat-dose range-finding study, once daily oral administration of 30, 100 or 300 mg/kg/day NSI-189 for 7 consecutive days was generally well-tolerated. Non-adverse test article-related clinical observations of emesis, unproductive retching and/or increased salivation were noted in males at 100 and 300 mg/kg/day and in females at 30 and 100 mg/kg/day. Slight body weight loss was noted for males across all NSI-189 dose levels.
- In a definitive 28-day repeat-dose toxicity and toxicokinetic study (initial dose levels of 0, 100, 250 and 500 mg/kg/day NSI-189), the NOAEL for NSI-189 was considered to be 100 mg/kg/day.
    - On Day 3 (males) and Day 9 (females), the high-dose level was reduced from 500 mg/kg/day to 400 mg/kg/day based on adverse clinical findings including convulsions
    - Steady state systemic exposure (AUC_{last} and C_{max}) at the NOAEL was 30608 ng·h/mL and 5483 ng/mL, respectively, in males and 24056 ng·h/mL and 5523 ng/mL, respectively, in females.
    - Adverse neurobehavioral observations consisting of impaired muscle coordination, impaired equilibrium, continuous tremors, intermittent and/or continuous convulsions, twitching, excessive head shaking, nystagmus, rigid muscle tone, sternal recumbency, prostrate position, decreased activity, hypoactivity, and hyper-reactivity to touch were intermittently noted at dose levels above the NOAEL.
    - Test article-related effects at the NOAEL were limited to non-adverse clinical observations, modest changes in select clinical pathology parameters, decreased thymus weights with associated thymic lymphoid depletion, and increased pituitary weights (males only) without any correlating microscopic findings.
    - Ki-67 labeling (immunohistochemical) studies demonstrated that administration of 500/400 mg/kg/day NSI-189 was not associated with any significant increases in proliferating cells within the cerebrum, cerebellum, esophagus, stomach, jejunum, or cecum.
        - Bone marrow and testes were not included in the morphometric analysis due to a lack of positive immunohistochemical staining attributed to inadequate tissue preservation.
        - Administration of 500/400 mg/kg/day NSI-189 was associated with a significant increase in the number of proliferating cells in the liver of male dogs, but this was considered to be due to normal biological variability rather than administration of the test article. Cell proliferation in the liver of female dogs was similar in vehicle- and NSI-189-treated animals.

Conclusions:

The NOAEL values obtained from the definitive (28-day) repeat-dose toxicity studies were used to derive the maximum recommended starting dose (MRSD) for a Phase 1a single-dose escalation study evaluating the safety, tolerability and pharmacokinetics of NSI-189 in healthy subjects. An MRSD of 135 mg per day was calculated using the algorithm described in FDA's July 2005 *Guidance for Industry: Estimating the Maximum Safe Starting Dose in Initial Clinical Trials for Therapeutics in Adult Healthy Volunteers.*

IND-Enabling Toxicology Program (continued)

Conclusions:

Together with the results from the Phase 1a trial, the 28-day toxicity studies conducted with NSI-189 in mice and dogs supported conduct of a Phase 1b, multiple-dose escalation study evaluating the safety, tolerability, pharmacokinetics and pharmacodynamic effects of NSI-189 in depression patient subjects.

Although no clear target organs for NSI-189 toxicity were identified in either mice or dogs via clinical and/or anatomic pathology evaluations, systemic exposure to the compound following oral administration was documented. Moreover, clinical observation data generated in both species clearly indicate that NSI-189 in the systemic circulation readily crosses the intact blood:brain barrier resulting in rapid-onset (likely C_{max}-driven) adverse functional effects on the central nervous system at higher NSI-189 dose levels. Given that adverse neurobehavioral effects were elicited consistently at higher dose levels across several studies and were noted in NSI-189-treated mice and dogs of both sexes, these findings in NSI-189-treated animals were considered to be relevant to human risk.

3 Longer-Term Toxicology Studies

6-Month Chronic Toxicity Study in CD-1 Mice

- NSI-189 dose levels of 0, 50, 100, 250 and 500 mg/kg/day.
- Under the conditions of the study, the NOAEL for NSI-189 was considered to be 250 mg/kg/day.
- Test article-related effects at the NOAEL were limited to non adverse clinical observations, modest changes in select clinical pathology parameters, and adaptive, non-adverse increases in mean liver weight (absolute and relative) without any correlating microscopic findings.
- At 500 mg/kg/day, adverse neurological effects (seizures, hypoactivity, circling) and mortality (not test article-related) were observed.
- Steady state systemic exposure (AUC_{last} and C_{max}) at the NOAEL was 2,558 ng·h/mL and 1,056 ng/mL, respectively, for males and 2,356 ng·h/mL and 582.7 ng/mL, respectively, for females.

126-Day SubchronicToxicity Study in Beagle Dogs

- NSI-189 dose levels of 0, 50, 100 and 250 mg/kg/day.
- The study was originally designed as a 9-month chronic toxicity study. However, due to unexpected mortality at the 50 mg/kg/day low-dose level (2/8 animals; Days 8 and 29) and the 250 mg/kg/day high-dose level (2/12 animals; Days 45 and 59), the study was terminated after 126 days of dosing.
- While seizures preceded the deaths of the two 50 mg/kg/day early decedents, none of the early deaths were attributed to NSI-189. The cause of death was established as aspiration for the one 50 mg/kg/day female found dead on Day 8; causes of death for the remaining 3 early decedents were not identified.
- Adverse, treatment-related neurobehavioral observations consisting of intermittent convulsions, sternal recumbency, hypoactivity, vocalization, and ataxia were noted across all dose levels.
- Under the conditions of the study, the NOAEL for NSI-189 was considered to be <50 mg/kg/day.
- Steady-state systemic exposure (AUC_{last} and C_{max}) at 50 mg/kg/day was 22841 ng·h/mL and 5260 ng/L, respectively, for males and 27559 ng·h/mL and 6520 ng/mL, respectively, for females.

A second long-term toxicity study in dogs was initiated (at a different Testing Facility) using the same NSI-189 dose levels used in the 126-day study (50, 100 and 250 mg/kg/day). Interim results of that on-going study are summarized below.

9-Month Chronic Toxicity Study in Beagle Dogs

- NSI-189 dose levels of 0, 50, 100 and 250 mg/kg/day.
- Interim (Week 20) in-life data are available; data through Week 39 (including histopathology) are pending.
- No mortality/moribundity in either sex at any NSI-189 dose level through Week 20.
- Generally dose-responsive test article-related clinical observations were primarily noted in the 250 mg/kg/day high-dose group and included tremors, impaired equilibrium, fecal observations and emesis.
    - Clinical observations were most frequently noted during the first 12 weeks of the study at 0.5 to 2 hours post-dose.
- Test article-related slightly decreased (vs. concurrent control) mean body weight gain values (occasionally statistically significant) were noted through Week 20 in males at 250 mg/kg/day. At Week 20, mean body weight values in 250 mg/kg/day males were 6.4% lower than the concurrent control value. Additionally, decreased (vs. concurrent control values) mean body weight gain values were noted for males at 50 and 100 mg/kg/day during the first 2 or 3 weeks of the study. Thereafter, mean body weight gain values for 50 and 100 mg/kg/day males were generally similar to concurrent control values.
- No test article-related effects on food consumption through Week 20.
- Possible test article-related hematology/coagulation effects at Week 20 were limited to decreased mean red blood cell count and increased mean platelet count in 250 mg/kg/day males.
- Test article-related effects (vs. concurrent control values) on serum chemistry parameters at Week 20 included:
    - Decreased mean albumin/globulin ratios in both sexes at 250 mg/kg/day due to decreased mean serum albumin concentrations
    - Dose-responsive increases in mean serum alkaline phosphatase activity in all test article-treated groups
    - Increased mean serum gamma glutamyltransferase activity in males at 100 mg/kg/day and in both sexes at 250 mg/kg/day
- Possibly test article-related effects (vs. concurrent control values) on serum chemistry parameters at Week 20 included:
    - Increased in mean serum cholesterol concentrations in males at all NSI-189 dose levels
    - Decreased mean serum sorbitol dehydrogenase activity in males at 250 mg/kg/day
- No test article-related effects on urinalysis parameters at Week 20
- No test article-related ophthalmologic or electrocardiographic findings at Week 20
- Systemic exposure to NSI-189 was observed in all dogs at all dose levels on Day 0 (first day of dosing) and Day 140.
    - AUC_{last} and C_{max} increased with increasing NSI-189 dose from 50 through 250 mg/kg in a nearly dose-proportional manner on Days 0 and 140.
    - Exposure to NSI-189 was similar on Days 0 and 140, with mean accumulation ratios ranging from 0.809 to 1.20, with the exception of female dogs at 250 mg/kg/day (mean accumulation ratio of 2.14).
    - Systemic exposure (AUC_{last} and C_{max}) to NSI-189 at the 250 mg/kg/day high-dose level on Day 140 was 71,600 ng·h/mL and 11,200 ng/mL, respectively, for males and 83,500 ng·h/mL and11,300 ng/mL, respectively, for females.

Conclusions:

- The NOAEL for NSI-189 in mice following chronic daily oral administration did not change from the NOAEL identified after 28 days of treatment. As in the 28-day mouse toxicity study, no clear target organs for NSI-189 toxicity were identified in the 6-month study via clinical and/or anatomic pathology evaluations.
- Interim (Week 20) data from an on-going 9-month chronic toxicity study in dogs indicate that daily oral administration of NSI-189 to beagle dogs at dosage levels of 50, 100 and 250 mg/kg/day resulted in test article-related dose-responsive clinical observations of tremors, impaired equilibrium, fecal observations and emesis, decreased mean body weight gain and mean body weight values in males at 250 mg/kg/day, and alterations in hematology or serum chemistry parameters at 100 and/or 250 mg/kg/day.
    - The non-test article-related mortality noted at the 50 and 250 mg/kg/day dose levels in the 126-day study through the first 59 days of the treatment phase was not reproduced through Week 20 in the on-going 9-month study.

4 Safety of NSI-189 in Healthy Volunteers and Patients with Major Depressive Disorder (MDD)

In clinical testing of NSI-189 in healthy adult human subjects (Phase 1a trial), no clinically meaningful changes were noted in clinical laboratory assessments, vital signs, physical examinations, ECG recordings or assessment of suicidal ideation/behavior. The occurrence of adverse events (AEs) and analysis of other safety assessments indicated that NSI-189 is safe and well-tolerated when administered as a single oral dose at doses up to 80 mg per day (Christopher *et al.*, 2016).

In clinical testing of NSI-189 in adult MDD patients (Phase 1b trial), the occurrence of AEs and analysis of other safety assessments indicated that NSI-189 is safe and well-tolerated when administered orally at doses up to 120 mg per day (40 mg TID) for 28 consecutive days (Fava *et al.*, 2016). Spontaneously-reported AEs in the Phase 1b trial are summarized in Table 2.

A Phase 2 multi-center, double-blind, placebo-controlled Phase 2 study involving 12 weeks of daily NSI-189 administration to patients with major depressive disorder has been initiated. The doses being investigated in this proof-of-concept trial are 40 mg and 80 mg per day. As of September 2016, the trial achieved 50% enrollment.

Table 2. Spontaneously-Reported Adverse Events in MDD Patients Taking NSI-189 for 28 Consecutive Days

Side Effect	Pooled Placebo (n=6) N (%)	NSI-189 40 mg QD (n=6) N (%)	NSI-189 40 mg BID (n=6) N (%)	NSI-189 40 mg TID (n=6) N (%)
Autonomic				
Dry mouth	0 (0%)	0 (0%)	2 (33.3%)	0 (0%)
Palpitation	0 (0%)	1 (16.7%)	0 (0%)	0 (0%)
CNS/psychiatric				
Headache	3 (50.0%)	3 (50.0%)	3 (50.0%)	3 (50.0%)
Dizziness	1 (16.7%)	0 (0%)	1 (16.7%)	4 (66.7%)
Somnolence	1 (16.7%)	3 (50.0%)	1 (16.7%)	1 (16.7%)
Fatigue	0 (0%)	1 (16.7%)	0 (0%)	0 (0%)
Restlessness	0 (0%)	0 (0%)	0 (0%)	1 (16.7%)
Poor quality of sleep	0 (0%)	1 (16.7%)	0 (0%)	0 (0%)
Nightmare/vivid dream	0 (0%)	1 (16.7%)	1 (16.7%)	1 (16.7%)
Paresthesia	0 (0%)	1 (16.7%)	0 (0%)	1 (16.7%)
Insomnia	0 (0%)	1 (16.7%)	1 (16.7%)	1 (16.7%)
Irritability	0 (0%)	1 (16.7%)	0 (0%)	0 (0%)
Difficulty concentrating	1 (16.7%)	0 (0%)	0 (0%)	0 (0%)
Hyperthermia	1 (16.7%)	0 (0%)	0 (0%)	0 (0%)
Gastrointestinal				
Dyspepsia	1 (16.7%)	0 (0%)	0 (0%)	0 (0%)
Abdominal pain	1 (16.7%)	0 (0%)	0 (0%)	0 (0%)
Nausea	0 (0%)	0 (0%)	0 (0%)	2 (33.3%)
Skin and subcutaneous tissue disorders				
Skin pain	0 (0%)	1 (16.7%)	0 (0%)	0 (0%)
Rash	0 (0%)	0 (0%)	0 (0%)	1 (16.7%)

QD = once per day; BID = twice per day; TID = three times per day
Adapted from Fava *et al.*, 2016

Figure 1. Safety Margin Relationships for NSI-189 Comparing Preclinical Safety vs. Human Pharmacodynamic Profiles


Human
CD1 Mouse
SD Rat
Dog
AUC (ng•h/mL)
40000
35000
30000
25000
20000
15000
10000
1000
750
500
250
0
Dose: 40 mg qd
AUC~1144 ng*h/mL
Dose: 80 mg (40 mg b.i.d.)
AUC~2791 ng*h/mL
NOAEL (250 mg/kg/day)
AUC~ 2,450 ng*h/mL
NOAEL (300 mg/kg/day)
AUC~ 2,800 ng*h/mL
NOAEL (100 mg/kg/day)
AUC~ 27,000 ng*h/mL
Safety Margin:
2X
1X
2.4X
1X
24X
10X
vs 40 mg
vs 80 mg
vs 40 mg
vs 80 mg
vs 40 mg
vs 80 mg
Phase 1b Human Patients (oral) – Day 28
GLP 6 Mo Tox (oral)
GLP 4W Tox (oral)
GLP 4W Tox (oral)

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